UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 20, 2008

COMMISSION FILE NUMBER: 333-146405

VELOCITY OIL & GAS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	1311	20-5465816
(STATE OR JURISDICTION	(PRIMARY STANDARD	(IRS EMPLOYER
OF INCORPORATION OR	INDUSTRIAL	IDENTIFICATION NO.)
ORGANIZATION)	CLASSIFICATION CODE NUMBER)

369 TERMINAL AVE, SUITE 305
VANCOUVER, BRITISH COLUMBIA, CANADA
V6A 4C4
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(604) 765-3337
(REGISTRANT'S TELEPHONE NUMBER)

595 HOWE STREET, SUITE 323
VANCOUVER, BRITISH COLUMBIA, CANADA
V6C 2T5
(FORMER ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2008, the Board of Directors of Velocity Oil & Gas, Inc. (the “Company”) appointed David G. Purdy as Secretary of the Company (the “Appointment”).  The effective date of the Appointment was August 20, 2008.

David Purdy’s biographical information is described below:

David G. Purdy, age 26

Mr. Purdy was appointed Secretary of the Company on August 20, 2008.  Mr. Purdy is also currently a Journeyman for Parwood Manufacturing and an Installer for Allwood Installations; he has held both of these positions since April 2003.  Prior to this, he was self employed as a carpenter and cabinet maker from October 2001 to March 2003.  From May 2001 to September 2001, he served as a firefighter for the Fire Department of Clearwater, British Columbia, Canada.  He was also employed as an apprentice woodworker for Freeform Woodworks from April 1998 to April 2001.  Mr. Purdy is a 2004 graduate of the Joinery Apprenticeship program at the British Columbia Institute of Technology.

Mr. Purdy holds 5,000 shares of our common stock and three year warrants to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share and three year warrants to purchase 5,000 shares of our common stock at an exercise price of $0.50 per share, which securities he purchased directly from the Company for an aggregate of $500 in September 2006, in connection with a private placement of securities by the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Velocity Oil & Gas, Inc.

/s/ Frank A. Jacobs
Frank A. Jacobs
Chief Executive Officer

August 22, 2008